Exhibit 99.2

For Immediate Release

Investor Contact: Leigh Parrish
Financial Dynamics
212-850-5651
lparrish@fd-us.com

Media Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO GROUP, INC. ANNOUNCES NEW LEADERSHIP

Basil Elliott and Marie Meisenbach Graul Named to Permanent Positions;
Jim Shore Expresses Confidence in New Management

ITASCA, Ill. – June 7, 2006—Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today announced that its Board of Directors appointed Basil Elliott as President and Chief Executive Officer, as well as elected him to the Company’s Board of Directors, and appointed Marie Meisenbach Graul as Executive Vice President and Chief Financial Officer, both effective as of June 7, 2006. Mr. Elliott and Ms. Graul previously were named as interim CEO and CFO, respectively, effective on May 15, 2006.

Anne-Lee Verville, Chairman of the Board of Directors for Enesco, stated, “We are pleased to appoint Basil Elliott and Marie Graul to permanent leadership positions. Both were our top candidates, and the Board is very happy that Basil and Marie feel confident about the Company and working in tandem to lead Enesco in the next phase of our operating improvement plan and beyond. Basil’s long tenure with N.C. Cameron & Sons, our Canadian subsidiary, and his deep knowledge of the gift industry, as well as Marie’s financial and operations expertise makes each of them the right leaders for Enesco.”

The Company also announced today that Jim Shore has agreed to continue his and Enesco’s strategic alliance under the new leadership. Jim Shore has notified the Company that he is satisfied that Basil Elliott will maintain the spirit and letter of the strategic alliance agreement. Under the terms of this agreement between Enesco and Jim Shore Designs, Inc., Enesco was subject to a change in control provision that allowed Jim Shore Designs to terminate its agreement if there was a change in the CEO position at Enesco.

“I have worked with Basil for a number of years while he was with N.C. Cameron and am very pleased that he was chosen to become Enesco’s president and CEO,” said Jim Shore. “I’ve seen his passion for product design and development. It’s a common bond that we share. Basil is devoted to both my designs and the Jim Shore brand. I remain committed to Enesco to produce my work and give my full support and appreciation to the new leadership. I am delighted to be working with Basil in his new role.”

About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 44,000 customers worldwide, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. Enesco’s product lines include some of the world’s most recognizable brands, including Border Fine Arts, Bratz, Circle of Love, Foundations, Halcyon Days, Jim Shore Designs, Lilliput Lane, Pooh & Friends, Walt Disney Classics Collection, and Walt Disney Company, among others. Further information is available on Enesco’s web site at www.enesco.com.

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This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. Enesco has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: Enesco’s success in implementing its comprehensive plan for operating improvement and achieving its goals for cost savings and market share increases; Enesco’s success in developing new products and consumer reaction to Enesco’s new products; Enesco’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Disney and Jim Shore Designs licenses; Enesco’s ability to grow revenues in mass and niche market channels; Enesco’s ability to comply with covenants contained in its credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, Enesco operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in Enesco’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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